FORM OF

                         TOUCHSTONE RESOURCES USA, INC.

                  ---------------------------------------------

                          Securities Purchase Agreement

                  ---------------------------------------------

                               Units Comprised of
                                Common Stock and
                                    Warrants

                             -----------------------

                                  CONFIDENTIAL

                            CONFIDENTIAL INFORMATION

      THE OFFEREE, BY ACCEPTING THE SECURITIES PURCHASE AGREEMENT AND THE OTHER OFFERING DOCUMENTS RELATING TO THE COMPANY'S PROPOSED OFFERING OF UNITS COMPRISED OF SHARES OF ITS COMMON STOCK AND WARRANTS TO ACQUIRE SHARES OF ITS COMMON STOCK, ACKNOWLEDGES AND AGREES THAT: (I) THE OFFERING DOCUMENTS HAVE BEEN FURNISHED TO THE OFFEREE ON A CONFIDENTIAL BASIS SOLELY FOR THE PURPOSE OF ENABLING THE OFFEREE TO EVALUATE THE OFFERING; (II) THAT THE OFFEREE MAY NOT FURTHER DISTRIBUTE THE OFFERING DOCUMENTS WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, EXCEPT TO THE OFFEREE'S LEGAL, FINANCIAL OR OTHER PERSONAL ADVISORS, IF ANY, WHO WILL USE THE OFFERING DOCUMENTS ON THE OFFEREE'S BEHALF SOLELY FOR PURPOSES OF EVALUATING THE OFFERING; (III) ANY REPRODUCTION OR DISTRIBUTION OF THE OFFERING DOCUMENTS, IN WHOLE OR IN PART, OR THE DIRECT OR INDIRECT DISCLOSURE OF THE CONTENTS OF THE OFFERING DOCUMENTS FOR ANY OTHER PURPOSE WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED; AND (IV) THE OFFEREE SHALL BE BOUND BY ALL TERMS AND CONDITIONS SPECIFIED IN THE OFFERING DOCUMENTS.

                               NOTICE TO OFFEREES

      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS SECURITIES PURCHASE AGREEMENT AND THE OTHER OFFERING DOCUMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

      THE SECURITIES ARE BEING SOLD FOR INVESTMENT PURPOSES ONLY, WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED, RESOLD OR OFFERED FOR RESALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND EFFECTIVE REGISTRATION OR QUALIFICATION UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION THEREFROM.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SECURITIES PURCHASE AGREEMENT OR ANY OF THE OTHER OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ADDITIONAL INFORMATION

      Touchstone Resources USA, Inc. (the "Company") files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended. Reports, statements or other information that we file with the SEC are available to the public at the SEC's Website at http://www.sec.gov, as well as our Website at www.touchstonetexas.com. Information contained on our Website does not constitute part of this agreement. The following documents that we have previously filed with the SEC are incorporated by reference into this agreement:

      o Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2005;

      o     Current Report on Form 8-K dated August 11, 2005;

      o     Current Report on Form 8-K dated July 21, 2005;

      o Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 ; and

      o Any reports on Form 8-K filed with the SEC after November 22, 2005 and before the date this agreement is executed.

The information incorporated by reference into this agreement is an important part of this agreement. Any statement contained in a document incorporated by reference into this agreement shall be deemed to be modified or superseded for the purposes of this agreement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this agreement.

      The Company will provide to each person to whom this agreement is sent, upon the written or oral request of such person, a copy of any or all of the documents referred to above that have been incorporated by reference into this agreement but not delivered with this agreement. You may make such requests at no cost to you by writing or telephoning us at the following address or number:

                  Touchstone Resources USA, Inc.
                  1600 Smith Street
                  Suite 5100
                  Houston, TX 77002
                  (713) 784-1113

      You should rely only on the information contained in this agreement or incorporated by reference into this agreement. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this agreement is accurate as of any date other than the date this agreement is sent to you for review or that the information incorporated by reference into this agreement is accurate as of any date other than the date set forth on the front of the document containing such information.

CONFIDENTIAL

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated ____________, 200_, by and between TOUCHSTONE RESOURCES USA, INC., a Delaware corporation (the "Company"), and the purchaser or purchasers identified on the signature page hereof ("Purchaser").

                                R E C I T A L S:

      WHEREAS, Purchaser desires to purchase and the Company desires to sell units comprised of shares of common stock and warrants to acquire shares of common stock on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

      1. The Offering.

            (a) Private Offering. The securities offered by this Agreement are being offered in a private offering (the "Offering") of up to 28,000,000 shares ("Shares") of common stock, $.001 par value per share ("Common Stock"), and warrants ("Warrants") to acquire up to 14,000,000 shares of Common Stock. The Shares and Warrants will be sold in units ("Units") comprised of two (2) shares of Common Stock and one (1) Warrant. Up to 14,000,000 Units will be sold in the Offering; provided, however, that in the event of any over-allotments of Units during the offering period, the Company reserves the right to sell in excess of 14,000,000 Units to cover such over-allotments. The Units will be sold on a reasonable "best efforts" basis at a purchase price of $1.80 per Unit ("Purchase Price") pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Rule 506 of Regulation D thereunder. The Units are being offered solely to a limited number of "accredited investors" as that term is defined in Rule 501(a) of the Securities Act during an offering period that commenced on July 11, 2005, and terminates at the sole discretion of the Company. Each Warrant is initially exercisable into one (1) share of Common Stock at an exercise price of $1.50 per share, subject to adjustment. The terms of the Warrants are set forth in the Form of Warrant, attached hereto and made a part hereof as Exhibit A. The Shares, Warrants and shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the "Securities."

            (b) Use of Proceeds. Assuming all 14,000,000 Units are sold, the net proceeds to the Company are estimated to be approximately $23,134,030 (after deducting offering expenses payable by the Company estimated at $20,000 and assuming payment of the maximum amount of placement agent and finders fees of up to $2,016,000). The Company intends to use the net proceeds for general working capital purposes and other general corporate purposes which may include the repayment of up to $3,050,000 principal amount of outstanding indebtedness.

            (c) Placement Agent and Finders Fees. The Company reserves the right to pay cash fees to agents, brokers, dealers and finders in connection with the sale of the Securities in an amount equal to up to eight percent (8%) of the Purchase Price of such Securities and to issue warrants to such persons to purchase shares of Common Stock equal to up to eight percent (8%) of the number of Shares included in the Units issued hereunder at an exercise price of $1.50 per share which terminate three years after the date of issuance.

            (d) Status of Offering; Summary Memorandum. Between August 22, and November 22, 2005, the Company has sold 3,161,111 Units to a limited number of investors, realized aggregate gross proceeds of $5,690,001, paid placement agent fees of $357,200 to Legend Merchant Group. Inc, and Mid-South Capital, Inc., broker dealers registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and members of the National Association of Securities Dealers, Inc., and issued warrants to Legend Merchant Group, Inc. to purchase 147,111 shares of Common Stock at an exercise price of $1.50 per share in payment of additional placement agent fees. The Company intends to offer the remaining 10,838,889 Units until the Offering is terminated. Attached hereto and made a part hereof as Exhibit A, is a Summary Investment Memorandum describing among other things, certain material risks factors applicable to the Company and the Offering (the "Summary Investment Memorandum").

      2. Sale and Purchase of Securities.

            (a) Sale and Purchase of Securities. Subject to the terms and conditions hereof, the Company agrees to sell, and Purchaser irrevocably subscribes for and agrees to purchase, the number of Units set forth on the signature page of this Agreement at a purchase price of $1.80 per Unit. The aggregate purchase price for the Units shall be as set forth on the signature page hereto (the "Purchase Price") and shall be payable upon execution hereof by check or wire transfer of immediately available funds.

            (b) Subscription Procedure. In order to purchase Units, Purchaser shall deliver to the Company, at its principal executive office identified in
Section 16 hereof: (i) one completed and duly executed copy of this Agreement; and (ii) immediately available funds, or a certified check or bank check, in an amount equal to the Purchase Price. Execution and delivery of this Agreement shall constitute an irrevocable subscription for that number of Units set forth on the signature page hereto. The minimum investment that may be made by a Purchaser is 15,000 Units for a purchase price of $27,000, although the Company may, in its sole discretion, accept subscriptions for a lesser number of Units. Payment for the Securities may be made by wire transfer to:

                  Frost National Bank
                  Houston, TX
                  ABA # 114 000 093
                  Credit to: Touchstone Resources USA, Inc.
                             1600 Smith Street, Ste. 5100
                             Houston, TX 77002
                  Account #: 5400 15822
or by check made payable to: Touchstone Resources USA, Inc., 1600 Smith Street, Suite 5100, Houston, TX 77002. Receipt by the Company of funds wired, or deposit and collection by the Company of the check tendered herewith, will not constitute acceptance of this Agreement by the Company. The Units subscribed for will not be deemed to be issued to, or owned by, Purchaser until the Company has executed this Agreement. All funds tendered by Purchaser will be held by the Company pending acceptance or rejection of this Agreement by the Company and the closing of Purchaser's purchase of Units. This Agreement will either be accepted by the Company, in whole or in part, in its sole discretion, or rejected by the Company as promptly as practicable. If this Agreement is accepted only in part, Purchaser agrees to purchase such smaller number of Units as the Company determines to sell to Purchaser. If this Agreement is rejected for any reason, including the termination of the Offering by the Company, this Agreement and all funds tendered herewith will be promptly returned to Purchaser, without interest or deduction of any kind, and this Agreement will be void and of no further force or effect.

            (c) Closing. Subscriptions will be accepted by the Company in its sole discretion. Upon the Company's execution of this Agreement, the subscription evidenced hereby, if not previously rejected by the Company, will, in reliance upon Purchaser's representations and warranties contained herein, be accepted, in whole or in part, by the Company. If Purchaser's subscription is accepted only in part, this Agreement will be marked to indicate such fact, and the Company will return to Purchaser the portion of the funds tendered by Purchaser representing the unaccepted portion of Purchaser's subscription, without interest or deduction of any kind. Upon acceptance of this Agreement in whole or in part by the Company, the Company will issue certificates for the Shares to Purchaser, together with a copy of Purchaser's executed Agreement countersigned by the Company and a Warrant ("Warrant Certificate") executed by the Company.

      3. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

            (a) Organization and Qualification.

                  (i) If Purchaser is an entity, Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate or other entity power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material adverse effect on Purchaser, and Purchaser is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a material adverse effect on it.

                  (ii) If Purchaser is an entity, the address of its principal place of business is as set forth on the signature page hereto, and if Purchaser is an individual, the address of its principal residence is as set forth on the signature page hereto.

            (b) Authority; Validity and Effect of Agreement.

                  (i) If Purchaser is an entity, Purchaser has the requisite corporate or other entity power and authority to execute and deliver this Agreement and perform its obligations under this Agreement. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and all other necessary corporate or other entity action on the part of Purchaser have been duly authorized by its board of directors or similar governing body, and no other corporate or other entity proceedings on the part of Purchaser is necessary for Purchaser to execute and deliver this Agreement and perform its obligations hereunder.

                  (ii) This Agreement has been duly and validly authorized, executed and delivered by Purchaser and, assuming it has been duly and validly executed and delivered by the Company, constitutes a legal, valid and binding obligation of Purchaser, in accordance with its terms.

            (c) No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by Purchaser nor the performance by Purchaser of its obligations hereunder will: (i) if Purchaser is an entity, conflict with Purchaser's articles of incorporation or bylaws, or other similar organizational documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Purchaser or any of the properties or assets of Purchaser; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Purchaser under, or result in the creation or imposition of any lien upon any properties, assets or business of Purchaser under, any material contract or any order, judgment or decree to which Purchaser is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement.

            (d) Accredited Investor. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act. If Purchaser is an entity, Purchaser was not formed for the specific purpose of acquiring the Securities, and, if it was, all of Purchaser's equity owners are "accredited investors" as defined above.

            (e) No Government Review. Purchaser understands that neither the United States Securities and Exchange Commission ("SEC") nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Securities or passed upon or endorsed the merits of the Securities or this Agreement, the Warrant Certificate or any of the other documents relating to the proposed Offering (collectively, the "Offering Documents"), or confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement, the Warrant Certificate or the other Offering Documents.

            (f) Investment Intent. The Securities are being acquired for the Purchaser's own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Securities.

            (g) Restrictions on Transfer. Purchaser understands that the Securities are "restricted securities" as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. In any case where such an exemption is relied upon by Purchaser from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, Purchaser shall furnish the Company with an opinion of counsel stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to the Company. Purchaser acknowledges that it is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

            (h) Investment Experience. Purchaser has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Securities, and Purchaser has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment. In making its decision to acquire the Securities, Purchaser has not relied upon any information other than information provided to Purchaser by the Company or its representatives and contained herein and in the other Offering Documents.

            (i) Access to Information. Purchaser acknowledges that it has had access to and has reviewed all documents and records relating to the Company, including, but not limited to, the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2005 and the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Securities; that it has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment.

            (j) Reliance on Representations. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities. Purchaser represents and warrants to the Company that any information that Purchaser has heretofore furnished or furnishes herewith to the Company is complete and accurate, and further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Securities. Within five (5) days after receipt of a request from the Company, Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is subject.

            (k) No General Solicitation. Purchaser is unaware of, and in deciding to participate in the Offering is in no way relying upon, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the Offering.

            (l) Placement and Finder's Fees. No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of Purchaser or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the Offering, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understanding made by or on behalf of Purchaser.

            (m) Investment Risks. Purchaser understands that purchasing Securities in the Offering will subject Purchaser to certain risks, including, but not limited to, those set forth in the Summary Investment Memorandum and each of the following:

                  (i) The Company's business of exploring for and producing oil and gas involves a substantial risk of investment loss. The Company's oil and gas operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of incurring significant expenditures to locate and acquire properties and to drill exploratory wells. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, the wells may not produce oil or gas in economic quantities. No assurance can be given that the Company will be able to find and develop or acquire additional reserves on acceptable terms, or that commercial quantities of oil and gas deposits will be discovered sufficient to enable the Company to recover its exploration and development costs or sustain its business.

                  (ii) The offering price of the Securities offered hereby has been determined solely by the Company and does not necessarily bear any relationship to the value of the Company's assets, current or potential earnings of the Company, or any other recognized criteria used for measuring value, and therefore, there can be no assurance that the offering price of the Units is representative of the actual value of the underlying Securities.

                  (iii) The Company has experienced net losses in each fiscal quarter since its inception and expects to continue to incur significant net losses for the foreseeable future. While the Company is unable to predict accurately its future operating expenses, it currently expects these expenses to increase substantially as it implements its business plan.

                  (iv) In order to fund its future operations, attract and retain employees, consultants and other service providers, and satisfy other obligations, the Company may be required to issue additional shares of Common Stock, securities exercisable or convertible into shares of Common Stock, or debt. Such securities may be issued for a purchase price consisting of cash, services or other consideration that may be materially different than the purchase price of the Units. The issuance of any such securities may result in substantial dilution to the relative ownership interests of the Company's existing shareholders and substantial reduction in net book value per share. Additional equity securities may have rights, preferences and privileges senior to those of the holders of Common Stock, and any debt financing may involve restrictive covenants that may limit the Company's operating flexibility.

                  (v) The Company has provided herein that it intends to use most of the net proceeds from the Offering for general working capital purposes and other general corporate purposes. Thus, Purchaser is making its investment in the Securities based in part upon very limited information regarding the specific uses to which the net proceeds will be applied.

                  (vi) An investment in the Securities may involve certain material legal, accounting and federal and state tax consequences. Purchaser should consult with its legal counsel, accountant and/or business adviser as to the legal, accounting, tax and related matters accompanying such an investment.

            (n) Legends. The certificates and agreements evidencing the Securities shall have endorsed thereon the following legend (and appropriate notations thereof will be made in the Company's stock transfer books), and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Securities:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

      4. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

            (a) Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material adverse effect on the Company. The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a material adverse effect on the Company.

            (b) Authority; Validity and Effect of Agreement.

                  (i) The Company has the requisite corporate power and authority to execute and deliver this Agreement, perform its obligations under this Agreement, and conduct the Offering. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, the Offering and all other necessary corporate action on the part of the Company have been duly authorized by its board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Offering. This Agreement has been duly and validly executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by Purchaser, constitutes a legal, valid and binding obligation of the Company, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (ii) The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock with no personal liability resulting solely from the ownership of such shares and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. The shares of Common Stock issuable upon exercise of the Warrants when issued and paid for in accordance with the Warrants, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock with no personal liability resulting solely from the ownership of such shares and will be free and clear of all liens, charges, restrictions, claims and in encumbrances imposed by or through the Company.

            (c) No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of its obligations hereunder will: (i) conflict with the Company's certificate of incorporation or bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of the properties or assets of the Company; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company, or result in the creation or imposition of any lien upon any properties, assets or business of the Company under, any material contract or any order, judgment or decree to which the Company is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement.

            (d) SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Purchaser, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act or the Securities Act. In addition, the Company has incorporated by reference into this Agreement, its Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2005, its Current Reports on Form 8-K dated August 11, 2005 and July 21, 2005, and its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 (as such documents have been amended since the date of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including any financial statements or schedules included therein: (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the financial statements included in the Company SEC Documents have been prepared from, and are in accordance with, the books and records of the Company, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position and the results of operations and cash flows of the Company as of the dates thereof or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount).

            (e) Placement and Finder's Fees. Except as provided in Section 1(c), neither the Company nor any of its respective officers, directors, employees or managers, has employed any broker, dealer, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Offering for which the Company has or could have any liability.

      5. Indemnification. Purchaser agrees to indemnify, defend and hold harmless the Company and its respective affiliates and agents from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements incurred by the Company that arise out of or result from a breach of any representations or warranties made by Purchaser herein, and Purchaser agrees that in the event of any breach of any representations or warranties made by Purchaser herein, the Company may, at its option, forthwith rescind the sale of the Units to Purchaser.

      6. Registration Rights. The Company covenants and agrees as follows:

            6.1 For the purpose of this Section 6, the following definitions shall apply:

                  (a) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                  (b) "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

                  (c) "Register," "registered," and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document by the SEC.

                  (d) "Registration Statement" shall mean any registration statement of the Company filed with the SEC pursuant to the provisions of
Section 6.2 of this Agreement, which covers the resale of the Restricted Stock on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including any pre- and post-effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

                  (e) "Restricted Stock" shall mean (i) the Shares; (ii) the shares of Common Stock issuable upon exercise of the Warrants; and (iii) any additional shares of Common Stock of the Company issued or issuable after the date hereof in respect of any of the foregoing securities, by way of a stock dividend or stock split; provided that as to any particular shares of Restricted Stock, such securities shall cease to constitute Restricted Stock when (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, (y) such securities are permitted to be transferred pursuant to Rule 144(k) (or any successor provision to such rule) under the Securities Act or (z) such securities are otherwise freely transferable to the public without further registration under the Securities Act.

                  (f) "Selling Stockholders" shall mean Purchaser and any other purchaser of Units in the Offering, and their respective successors and assigns.

            6.2. Registration of the Shares.

                  The Company shall use its reasonable best efforts to prepare and file with the SEC, within 60 days of the date the Offering is completed, a Registration Statement under the Act to permit the public sale of the Restricted Stock, and to cause such Registration Statement to be declared effective within 150 days of the date the Offering is completed. The Selling Stockholders shall furnish such information as may be reasonably requested by the Company in order to include such Restricted Stock in such Registration Statement. If any Selling Stockholder decides not to include all of its Restricted Stock in any registration statement thereafter filed by the Company, such Selling Stockholder shall nevertheless continue to have the right to include any Restricted Stock in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. In the event that any registration pursuant to this Section 6.2 is terminated or withdrawn, the Company shall use its reasonable best efforts to prepare and file with the SEC, as soon thereafter as practicable, a Registration Statement under the Securities Act to permit the public sale of the Restricted Stock purchased hereby.

            6.3. Registration Procedures. Whenever it is obligated to register any Restricted Stock pursuant to this Agreement, the Company shall:

                  (a) prepare and file with the SEC a Registration Statement with respect to the Restricted Stock in the manner set forth in Section 6.2 hereof and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as possible and to remain effective until the earlier of: (i) the sale of all shares of Restricted Stock covered thereby, (ii) the availability under Rule 144(k) for the Selling Stockholder to immediately, freely resell without restriction all Restricted Stock covered thereby, or (iii) two (2) years from the date of this Agreement;

                  (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Section 6.3(a) above and to comply with the provisions of the Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the intended method of disposition set forth in such Registration Statement for such period;

                  (c) furnish to the Selling Stockholders such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such person may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

                  (d) use its reasonable best efforts to register or qualify the Restricted Stock covered by such Registration Statement under the state securities laws of such jurisdictions as any Selling Stockholder shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement, as described in Section 6.2(b);

                  (f) immediately notify each Selling Stockholder at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (g) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

                  (h) use its reasonable best efforts to list the Restricted Stock covered by such Registration Statement on each exchange or automated quotation system on which similar securities issued by the Company are then listed (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable);

                  (i) notify each Selling Stockholder of any threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement; and

                  (j) cooperate in the timely removal of any restrictive legends from the shares of Restricted Stock in connection with the resale of such shares covered by an effective Registration Statement.

            6.4. Delay of Registration.

                  (a) The Company and the Selling Stockholders agree that the Selling Stockholders may suffer damages if the Registration Statement is not filed on or prior to the date that is 60 days after the date the Offering is completed (the "Target Filing Date") and maintained in the manner contemplated herein. The Company and the Selling Stockholders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is not filed on or prior to the Target Filing Date, the Company shall pay in cash or in shares of Common Stock (at the Company's option) as liquidated damages for such failure and not as a penalty to the Selling Stockholders, an amount equal to two percent (2%) of the Purchase Price and an additional amount equal to one percent (1%) of the Purchase Price at the end of each subsequent 30-day period during which the Registration Statement is not filed (the "Late Filing Damages"). Any payments to be made to the Selling Stockholders pursuant to this Section 6.4(a) shall be due and payable within three (3) business days of any demand therefor by the Selling Stockholders. The parties agree that the Late Filing Damages represent the sole and exclusive remedy, whether at law or in equity, available to the Selling Stockholders if the Registration Statement is not filed on or prior to the Target Filing Date. If the Company elects to pay the Late Filing Damages in shares of Common Stock, such shares of Common Stock shall be valued at the average closing price of a share of Common Stock on the applicable trading market for the Common Stock for the 5-trading-day period immediately preceding the date of demand of such Late Filing Damages.

                  (b) The Company and the Selling Stockholders agree that the Selling Stockholders may suffer damages if the Registration Statement is not declared effective by the SEC on or prior to the date that is 150 days after the date the Offering is completed (the "Effectiveness Deadline"). The Company and the Selling Stockholders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is not declared effective by the SEC prior to the Effectiveness Deadline, the Company shall pay in cash or in shares of Common Stock (at the Company's option) as liquidated damages for such failure and not as a penalty to the Selling Stockholders, an amount equal to two percent (2%) of the Purchase Price and an additional amount equal to one percent (1%) of the Purchase Price at the end of each subsequent 30-day period during which the Registration Statement is not declared effective (the "Non-Effectiveness Damages"). Payments to be made to the Selling Stockholders pursuant to this
Section 6.4(b) shall be due and payable within three (3) business days of any demand therefor by the Selling Stockholders. The parties agree that the Non-Effectiveness Damages represent the sole and exclusive remedy, whether at law or in equity, available to the Selling Stockholders if the Registration Statement is not declared effective on or prior to the date that is 150 days after the Target Filing Date. If the Company elects to pay the Non-Effectiveness Damages in shares of Common Stock, such shares of Common Stock shall be valued at the average closing price of a share of Common Stock on the applicable trading market for the Common Stock for the 5-trading-day period immediately preceding the date of demand of such Non-Effectiveness Damages.

                  (c) No Selling Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

            6.5 Expenses.

                  (a) For the purposes of this Section 6.5, the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with Section 6.2 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees under state securities laws, fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock and all accountable or non-accountable expenses paid to any underwriter in respect of such sale.

                  (b) Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the Registration Statements filed pursuant to Section 6.2 of this Agreement. All Selling Expenses in connection with any Registration Statements filed pursuant to Section 6.2 of this Agreement shall be borne by the Selling Stockholders pro rata on the basis of the number of shares registered by each Selling Stockholder whose shares of Restricted Stock are covered by such Registration Statement, or by such persons other than the Company (except to the extent the Company may be a seller) as they may agree.

            6.6. Obligations of the Selling Stockholders.

                  (a) In connection with each registration hereunder, each Selling Stockholder will furnish to the Company in writing such information with respect to it and the securities held by it and the proposed distribution by it, as shall be reasonably requested by the Company in order to assure compliance with applicable federal and state securities laws as a condition precedent to including the Selling Stockholder's Restricted Stock in the Registration Statement. Each Selling Stockholder shall also promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

                  (b) In connection with the filing of the Registration Statement, each Selling Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement or prospectus.

                  (c) In connection with each registration pursuant to this Agreement, each Selling Stockholder agrees that it will not effect sales of any Restricted Stock until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of any period during which the Company is obligated to keep a Registration Statement current, each Selling Stockholder shall discontinue sales of Restricted Stock pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Restricted Stock covered by such Registration Statement that remains unsold, and each Selling Stockholder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

            6.7. Information Blackout and Holdbacks.

                  (a) At any time when a Registration Statement effected pursuant to Section 6.2 is effective, upon written notice from the Company to Purchaser that the Company has determined in good faith that the sale of Restricted Stock pursuant to the Registration Statement would require disclosure of non-public material information, Purchaser shall suspend sales of Restricted Stock pursuant to such Registration Statement until such time as the Company notifies Purchaser that such material information has been disclosed to the public or has ceased to be material, or that sales pursuant to such Registration Statement may otherwise be resumed.

                  (b) Notwithstanding any other provision of this Agreement, Purchaser shall not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act), if and when available, of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to the commencement of any primary offering to be undertaken by the Company of shares of its unissued Common Stock ("Primary Offering"), which may also include other securities, and ending one hundred twenty (120) days after completion of any such Primary Offering, unless the Company, in the case of a non-underwritten Primary Offering, or the managing underwriter, in the case of an underwritten Primary Offering, otherwise agree.

            6.8. Indemnification.

                  (a) The Company agrees to indemnify, to the extent permitted by law, each Selling Stockholder, such Selling Stockholder's respective partners, officers, directors, underwriters and each Person who controls any Selling Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by (i) any untrue statement of or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) any omission of or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement ("Violations"); provided, however, that the indemnity agreement contained in this Section 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder, partner, officer, director, underwriter or controlling person of such Selling Stockholder.

                  (b) To the extent permitted by law, each Selling Stockholder shall indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Selling Stockholder selling securities under such registration statement or any of such other Selling Stockholder's partners, directors or officers or any person who controls such Selling Stockholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Selling Stockholder, or partner, director, officer or controlling person of such other Selling Stockholder, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (i) in reliance upon and in conformity with information furnished by such Selling Stockholder to the Company, (ii) as a result of any failure to deliver a copy of the prospectus relating to such Registration Statement, or (iii) as a result of any disposition of the Restricted Stock in a manner that fails to comply with the permitted methods of distribution identified within the Registration Statement.

                  (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party), and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) If the indemnification provided for in this Section 6.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the violation(s) described in Section 6.8(a) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Selling Stockholder hereunder exceed the net proceeds from the offering received by such Selling Stockholder.

                  (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company's indemnification is unavailable for any reason.

      7. Confidentiality. Purchaser acknowledges and agrees that:

            (a) All of the information contained herein and in the other Offering Documents is of a confidential nature and may be regarded as material non-public information under Regulation FD of the Securities Act.

            (b) This Agreement and the other Offering Documents have been furnished to Purchaser by the Company for the sole purpose of enabling Purchaser to consider and evaluate an investment in the Company, and will be kept confidential by Purchaser and not used for any other purpose.

            (c) The existence of this Agreement and the information contained herein shall not, without the prior written consent of the Company, be disclosed by Purchaser to any person or entity, other than Purchaser's personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and Purchaser will not, directly or indirectly, disclose or permit Purchaser's personal financial and legal advisors to disclose, any of such information without the prior written consent of the Company.

            (d) Purchaser shall make its representatives aware of the terms of this section and to be responsible for any breach of this Agreement by such representatives.

            (e) Purchaser shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the subject matter of this Agreement and the other Offering Documents.

            (f) If Purchaser decides to not pursue further investigation of the Company or to not participate in the Offering, Purchaser will promptly return this Agreement, the other Offering Documents and any accompanying documentation to the Company.

      8. Non-Public Information. Purchaser acknowledges that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, Purchaser shall not purchase or sell any securities of the Company, or communicate such information to any other person.

      9. Entire Agreement. This Agreement contains the entire agreement between the parties and supercedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      10. Amendment and Modification. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

      11. Extensions and Waivers. At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

      12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Except as provided in Sections 5 and 6, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      13. Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall survive the Closing and shall thereupon terminate 18 months from the Closing, except that the representations contained in Sections 3(a), 3(b), 4(a), and 4(b) shall survive indefinitely. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

      14. Headings; Definitions. The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms

      15. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

      16. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

            If to the Company:

                     Touchstone Resources USA, Inc.
                     1600 Smith Street
                     Suite 5100
                     Houston, TX 77002
                     Attention: Chief Executive Officer

            with a copy to:

                     Fox Rothschild LLP
                     997 Lenox Drive
                     Building 3
                     Lawrenceville, NJ 08648-2311
                     Attention: Vincent A. Vietti, Esquire

            If to Purchaser:

            To that address indicated on the signature page hereof.

      17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the General Corporation Law of the State of Delaware shall apply to the internal corporate governance of the Company.

      18. Arbitration. If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of the arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

      19. Counterparts. This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth below.

                                              PURCHASER


Date: ____________________                    __________________________________

                                              By:
                                                  --------------
                                                  Name: ________________________
                                                  Title: _______________________
                                                  Address: _____________________
                                                  ______________________________
                                                  ______________________________
                                                  Social Security
                                                  or Tax ID No.: _______________

                                              Number of Units Purchased:________

                                              Purchase Price
                                              @ $1.80 per Unit: $_______________

                                              TOUCHSTONE RESOURCES USA, INC.


Date:____________________
                                              By:
                                                  --------------
                                                  Roger Abel
                                                  Chief Executive Officer

                                    EXHIBIT A

                          SUMMARY INVESTMENT MEMORANDUM

CAPITALIZATION

      The following table sets forth the number of shares of common stock and the number of shares of common stock issuable upon exercise or conversion, as applicable, of outstanding warrants, options, convertible notes and convertible preferred stock as of November 22, 2005:

            Common Stock, $0.001 par value ........................   68,639,758
            Series A Convertible Preferred Stock, $0.001 par
               value ..............................................    7,100,630
            Warrants ..............................................   15,159,893
            Options ...............................................    5,217,540
            Convertible Notes......................................    3,277,778
                                                                      ----------
            Total (fully diluted) .................................   99,395,599
                                                                      ==========

RISK FACTORS

      An investment in the Units is highly speculative and involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in our filings with the SEC before purchasing the Units. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our Common Stock may decline, and you may lose all or part of your investment.

                       Risks Associated With Our Business

We have had operating losses and limited revenues to date, need additional capital to execute our business plan and do not expect to be profitable in the foreseeable future.

      We have experienced net losses in each fiscal quarter since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss applicable to common stockholders for our fiscal year ended December 31, 2004 and for the nine-month period ended September 30, 2005 was $15,595,304 and $11,820,551, respectively. As of December 31, 2004 and September 30, 2005, we had an accumulated deficit of $15,680,932 and $27,501,481, respectively. In addition, we have generated limited revenues to date and our current liabilities exceed our current assets. We may not be able to generate significant revenues in the future and expect our operating expenses to increase substantially over the next 12 months as we continue to pursue our gas and oil exploration activities. As a result, we expect to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, we might become profitable. We will need to raise additional funds, and such funds may not be available on commercially acceptable terms, if at all. If we cannot raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations. As a result of these factors, our independent auditors have included an explanatory paragraph in their opinion for the year ended December 31, 2004 as to the substantial doubt about our ability to continue as a going concern.

We are a development stage company with a limited operating history.

      We are a development stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only been engaged in the oil and gas exploration and development business since March 2004 and do not have an established history of locating and developing properties that have oil and gas reserves. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends and will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets such as ours. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

Our operations will require significant capital expenditures for which we may not have sufficient funding.

      We intend to make capital expenditures far in excess of our existing capital resources to exploit our existing reserves and to discover new oil and gas reserves. Specifically, we expect to incur capital calls and production costs of approximately $19 million over the next 12 months. We intend to rely on external sources of financing to meet our capital requirements to continue acquiring, exploring and developing oil and gas properties and to otherwise implement our corporate development and investment strategies. We plan to obtain such funding through the debt and equity markets, but we cannot assure you that we will be able to obtain additional funding when it is required or that it will be available to us on commercially acceptable terms, if at all. We also intend to make offers to acquire oil and gas properties in the ordinary course of our business. If these offers are accepted, our capital needs may increase substantially. If we fail to obtain the funding that we need when it is required, we may have to forego or delay potentially valuable opportunities to acquire new oil and gas properties or default on existing funding commitments to third parties and forfeit or dilute our rights in existing oil and gas properties.

If we are unable to satisfy our debt obligations to third parties, our business may be adversely affected.

      As of November 14, 2005, we had outstanding term indebtedness to third parties in the aggregate amount of approximately $3.05 million, all of which is due during the next 12 months. Of this amount, $2.05 million is secured by substantially all of our assets. We do not currently have the funds available to repay this existing indebtedness. If we are unable to repay this indebtedness as it becomes due, the lenders will have the right to declare the indebtedness in default and seek all available remedies against us, including executing upon all of our assets. In addition, the presence of this indebtedness may have a negative effect on our ability to obtain additional financing. There can be no assurance that additional debt or equity financing or cash generated by operations will be available to meet these requirements.

The successful implementation of our business plan is subject to risks inherent in the oil and gas business.

      Our oil and gas operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of making significant expenditures to locate and acquire properties and to drill exploratory wells. In addition, the cost and timing of drilling, completing and operating wells is often uncertain. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. This could result in a total loss of our investment in a particular property. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.

      In addition, market conditions or the unavailability of satisfactory oil and gas transportation arrangements may hinder our access to oil and gas markets or delay our production. The availability of a ready market for our oil and gas production depends on a number of factors, including the demand for and supply of oil and gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities, in some cases owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut in wells for lack of a market or because of inadequacy or unavailability of pipelines or gathering system capacity. If that occurs, we would be unable to realize revenue from those wells until arrangements are made to deliver our production to market.

Our future performance is dependent upon our ability to identify, acquire and develop oil and gas properties.

      Our future performance depends upon our ability to identify, acquire and develop oil and gas reserves that are economically recoverable. Our success will depend upon our ability to acquire working and revenue interests in properties upon which oil and gas reserves are ultimately discovered in commercial quantities, and our ability to develop prospects that contain proven oil and gas reserves to the point of production. Without successful acquisition and exploration activities, we will not be able to develop oil and gas reserves or generate revenues. We cannot provide you with any assurance that we will be able to identify and acquire oil and gas reserves on acceptable terms, or that oil and gas deposits will be discovered in sufficient quantities to enable us to recover our exploration and development costs or sustain our business.

      The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities, and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurance can be given that our exploitation and development activities will result in the discovery of any reserves. Our operations may be curtailed, delayed or canceled as a result of lack of adequate capital and other factors, such as title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures or and work interruptions. In addition, the costs of exploitation and development may materially exceed our initial estimates.

We rely heavily upon reserve estimates when determining whether or not to acquire or invest in a particular oil or gas property.

      The oil and gas reserve information that we present in our filings with the Securities and Exchange Commission ("SEC") and use in evaluating oil and gas prospects is based on reserve estimates involving a great deal of subjectivity. Different reserve engineers may make different estimates of reserves and cash flows based on the same available data. Reserve estimates depend in large part upon the reliability of available geologic and engineering data which is inherently imprecise. Geologic and engineering data are used to determine the probability that a reservoir of oil and natural gas exists at a particular location, and whether oil and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data including, but not limited to the following:

      o     geological characteristics of the reservoir structure;

      o     reservoir fluid properties;

      o     the size and boundaries of the drainage area;

      o     reservoir pressure; and

      o     the anticipated rate of pressure depletion.

      The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties, but the probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves usually differ from estimates.

      Reserve estimates also require numerous assumptions relating to operating conditions and economic factors, including:

      o     the price at which recovered oil and natural gas can be sold;

      o     the costs of recovery;

      o assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs;

      o prevailing environmental conditions associated with drilling and production sites;

      o availability of enhanced recovery techniques, ability to transport oil and natural gas to markets and governmental regulation; and

      o     other regulatory factors, such as taxes and environmental laws.

      A negative change in any one or more of these factors could result in quantities of oil and natural gas previously estimated as proved reserves becoming uneconomic to produce. For example, a decline in the market price of oil or natural gas to an amount that is less than the cost of recovery of such oil and natural gas in a particular location could make production commercially impracticable. The risk that a decline in price could have that effect is magnified in the case of reserves requiring sophisticated or expensive production enhancement technology and equipment, such as some types of heavy oil. Each of these factors, by having an impact on the cost of recovery and the rate of production, will also affect the present value of future net cash flows from estimated reserves. In addition, the 10% discount factor, which is required by the SEC to be used to calculate discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and gas industry in general.

We have a very small management team and the loss of any member of this team may prevent us from implementing our business plan in a timely manner.

      We have two executive officers and a limited number of additional employees and consultants. Our success depends largely upon the continued services of these individuals, particularly our executive officers. Although we have an employment agreement with our chief executive officer, we do not maintain key person life insurance policies on any of our officers. The loss of one or more of these individuals could seriously harm our business, financial condition and results of operations. In such an event, we may not be able to recruit personnel to replace these individuals in a timely manner, or at all, on acceptable terms.

Our continued growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

      We continue to experience rapid growth in our operations, which has placed, and will continue to place, a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively. This may require us to hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

The geographic concentration of substantially all of our properties in Texas, Louisiana and Mississippi subjects us to an increased risk of loss of revenue or curtailment of production from factors affecting that region.

      The geographic concentration of substantially all of our projects in the states of Texas, Louisiana and Mississippi means that some or all of our properties could be affected by the same event should the region experience:

      o     severe weather;

      o delays or decreases in production, the availability of equipment, facilities or services;

      o delays or decreases in the availability of capacity to transport, gather or process production; or

      o     changes in the regulatory environment.

Because substantially all of our properties could experience the same condition at the same time, these conditions could have a relatively greater impact on our results of operations than they might have had our properties been dispersed over a greater geographic area.

      In addition, our ability to add reserves through drilling is dependent upon our ability to timely obtain drilling permits and regulatory approvals. The permitting and approval process has been more difficult in recent years due to increased activism from environmental and other groups and has extended the time it takes to receive permits. Because of our relatively small size and concentrated property base, we can be disproportionately disadvantaged by delays in obtaining or failing to obtain drilling approvals compared to companies with larger or more dispersed property bases. For example, we are less able to shift drilling activities to areas where permitting may be easier, and we have fewer properties over which to spread the costs of complying with these regulations and the cost of foregone opportunities resulting from delays.

We may be unable to identify liabilities associated with the properties we acquire or obtain protection from sellers against such liabilities.

      The properties we acquire may be subject to liabilities that we are unable to identify or from which we are unable to obtain protection from the seller. Our reviews of acquired properties are inherently incomplete because it is not generally feasible to review in depth every individual property involved in each acquisition. Our assessment may not reveal all existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their capabilities and deficiencies. Inspections may not reveal structural or environmental problems, such as pipeline corrosion or groundwater contamination, when they are made. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit us to become sufficiently familiar with the properties to assess fully their deficiencies and potential.

      In addition, we may not be able to obtain contractual indemnities from the seller for liabilities that it created. We often assume certain environmental and other risks and liabilities in connection with the acquired properties. We may also be required to assume the risk of the physical condition of the properties in addition to the risk that they may not perform in accordance with our expectations.

The oil and gas exploration and production industry historically is a cyclical industry and market fluctuations in the prices of oil and gas could adversely affect our business.

      Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include, but are not limited to:

      o     weather conditions in the United States and elsewhere;

      o     economic conditions in the United States and elsewhere;

      o     actions by OPEC, the Organization of Petroleum Exporting Countries;

      o political instability in the Middle East and other major oil and gas producing regions;

      o     governmental regulations, both domestic and foreign;

      o     domestic and foreign tax policy;

      o the pace adopted by foreign governments for the exploration, development, and production of their national reserves;

      o     the price of foreign imports of oil and gas;

      o     the cost of exploring for, producing and delivering oil and gas;

      o     the discovery rate of new oil and gas reserves;

      o     the rate of decline of existing and new oil and gas reserves;

      o     available pipeline and other oil and gas transportation capacity;

      o     the ability of oil and gas companies to raise capital;

      o     the overall supply and demand for oil and gas; and

      o     the availability of alternate fuel sources.

      Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment. We do not currently engage in any hedging program to mitigate our exposure to fluctuations in oil and gas prices.

      Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

Our ability to produce sufficient quantities of oil and gas from our properties may be adversely affected by a number of factors outside of our control.

      The business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, the wells may not produce oil and/or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered that impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. There can be no assurance that oil and gas will be produced from the properties in which we have interests. In addition, the marketability of oil and gas that may be acquired or discovered may be influenced by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations in oil and gas prices, taxes, royalties, land tenure, allowable production and environmental protection. We cannot predict how these factors may affect our business.

We are dependent upon the efforts of various third parties that we do not control and, as a result, we may not be able to control the timing of development efforts, the associated costs, or the rate of production of reserves.

      The success of our business is dependent upon the efforts of various third parties that we do not control. We serve as the operator for the Vicksburg Project, Wharton Project, Maverick Basin Project, Martinez Ranch Project and Pierce Ranch Project. We do not serve as the operator for the remaining projects. As a result, we may have limited ability to exercise influence over the operations of some non-operated properties or their associated costs. Our dependence on the operator and other working interest owners for these projects and our limited ability to influence operations and associated costs could prevent the realization of our targeted returns on capital in drilling or acquisition activities. The success and timing of development and exploitation activities on properties operated by others depend upon a number of factors that will be largely outside of our control, including:

      o     the timing and amount of capital expenditures;

      o     the operator's expertise and financial resources;

      o     approval of other participants in drilling wells;

      o     selection of technology;

      o     the rate of production of the reserves; and

      o the availability of suitable offshore drilling rigs, drilling equipment, production and transportation infrastructure, and qualified operating personnel.

      We rely upon various companies to assist us in identifying desirable oil and gas prospects to acquire and to provide us with technical assistance and services. We also rely upon the services of geologists, geophysicists, chemists, engineers and other scientists to explore and analyze oil and gas prospects to determine a method in which the oil and gas prospects may be developed in a cost-effective manner. Although we have developed relationships with a number of third-party service providers, we cannot assure you that we will be able to continue to rely on such persons. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

      Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our exploitation and exploration operations, which could have a material adverse effect on our business, financial condition and results of operations. Since our operations and properties are concentrated in Texas, Louisiana and Mississippi, we could be materially and adversely affected if the unavailability or high cost of rigs, equipment supplies or personnel is particularly severe in this region. We must currently schedule rigs several months in advance to ensure availability for a particular project.

We may be required to write-down the carrying values and/or estimates of total reserves of our oil and gas properties.

      Accounting rules applicable to us require that we review periodically the carrying value of our oil and gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and gas properties.

      For our fiscal year ended December 31, 2004, we recorded impairment charges of $315,322 related primarily to an impairment of the carrying value of unproved properties acquisition and drilling costs incurred in PHT West Pleito, LLC and the carrying value of our equity investment in the Stent Project. During the nine-month period ended September 30, 2005, we recorded impairment charges of $1,185,684. A write-down constitutes a noncash charge to earnings. See "Item
6. Management's Discussion and Analysis - Critical Accounting Policies - Impairment of Properties" of our Annual Report on Form 10-KSB for a discussion of when and how impairment of properties charges are determined. We may incur noncash charges for impairment of our properties in the future, which could have a material adverse effect on our results of operations in the period taken. We may also reduce our estimates of the reserves that may be economically recovered, which could have the effect of reducing the total value of our reserves.

We may be unable to retain our leases and working interests in leases.

      Some of our properties are held under leases and working interests in leases. If we or the holder of the lease fail to meet the specific requirements of each lease, such lease may terminate or expire. We cannot assure you that any of the obligations required to maintain each lease will be met. The termination or expiration of our leases or our working interest relating to a lease may harm our business. Some of our property interests will terminate unless we fulfill certain obligations under the terms of our agreements related to such properties. If we are unable to satisfy these conditions on a timely basis, we may lose our rights in these properties. The termination of our interests in these properties may harm our business.

      In addition, we will need significant funds to meet capital calls, drilling and production costs on our various interests in oil and gas prospects to explore, produce, develop, and eventually sell the underlying natural gas and oil products. Specifically, we expect to incur capital calls and production costs of approximately $19 million with respect to our various limited partnership and limited liability company interests during the next 12 months. If any of the other owners of the leasehold interests in any of the projects in which we participate, or any of the limited partners or membership interest holders in the limited partnerships or limited liability companies, respectively, in which we own an interest fails to pay its equitable portion of development costs or capital calls, we may need to pay additional funds to protect our ownership interests.

Title deficiencies could render our leases worthless.

      The existence of a material title deficiency can render a lease worthless and can result in a large expense to our business. It is our practice in acquiring oil and gas leases or undivided interests in oil and gas leases to forgo the expense of retaining lawyers to examine the title to the oil or gas interest to be placed under lease or already placed under lease. Instead, we rely upon the judgment of oil and gas lease brokers or landmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific oil or gas interest. This is customary practice in the oil and gas industry. However, we do not anticipate that we, or the person or company acting as operator of the wells located on the properties that we intend to lease, will obtain counsel to examine title to the lease until the well is about to be drilled. As a result, we may be unaware of deficiencies in the marketability of the title to the lease. Such deficiencies may render the lease worthless.

If we or our operators fail to maintain adequate insurance, our business could be materially and adversely affected.

      Our operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. Any offshore operations that we engage in will be subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions, to more extensive governmental regulation, including regulations that may, in certain circumstances, impose strict liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs, and other environmental damages. We could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations.

      For the projects for which we act as the operator, we maintain insurance coverage for our operations with policy limits and retention liability customary in the industry, including limited coverage for sudden environmental damages and for existing contamination. We do not believe that insurance coverage for environmental damages that occur over time or insurance coverage for the full potential liability that could be caused by sudden environmental damages is available at a reasonable cost. As a result, we may be subject to liability or may lose substantial portions of our properties in the event of certain environmental damages.

      In the projects in which we own an equity interest in a limited partnership that owns a non-operating interest, the operator for the prospect maintains insurance of various types to cover our operations with policy limits and retention liability customary in the industry. We believe the coverage and types of insurance maintained by the operators of such prospects are adequate and, therefore, have not acquired our own insurance coverage for such prospects. The occurrence of a significant adverse event on such prospects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

Complying with environmental and other government regulations could be costly and could negatively impact our production.

      Our business is governed by numerous laws and regulations at various levels of government in the countries in which we operate. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. Such laws and regulations may, among other potential consequences, require that we acquire permits before commencing drilling, restrict the substances that can be released into the environment with drilling and production activities, limit or prohibit drilling activities on protected areas such as wetlands or wilderness areas, require that reclamation measures be taken to prevent pollution from former operations, require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater, and require remedial measures to be taken with respect to property designated as a contaminated site.

      Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We maintain limited insurance coverage for sudden and accidental environmental damages as well as environmental damage that occurs over time. However, we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage occurs.

      The costs of complying with environmental laws and regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

The oil and gas industry is highly competitive.

      The oil and gas industry is highly competitive. We compete with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Many of these companies not only explore for and produce crude oil and natural gas, but also carry on refining operations and market petroleum and other products on a worldwide basis. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices for oil and gas more easily than we can. Our competitors may be able to pay more for productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

Our international investments in oil and gas interests may be subject to risks associated with the legal, tax, economic and political environment of the country in which the interest is located.

      Our foreign investments may be subject to certain risks, including uncertain political, economic, legal and tax environments and expropriation and nationalization of assets. We attempt to conduct our business and financial affairs so as to protect against political and economic risks applicable to operations in the various countries where we operate, but there can be no assurance that we will be successful in protecting against such risks.

      Our international assets and operations are subject to various political, economic and other uncertainties, including, among other things, the risks of war, expropriation, nationalization, renegotiation or nullification of existing contracts, taxation policies, foreign exchange restrictions, changing political conditions, international monetary fluctuations, currency controls and foreign regulations that favor or require the awarding of drilling contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In addition, if a dispute arises with foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons, especially foreign oil ministries and national oil companies, to the jurisdiction of the United States.

      Our private ownership of oil and gas reserves under oil and gas leases in the United States differs distinctly from our ownership of oil and gas properties in foreign countries. In the foreign countries in which we may operate, the state generally retains ownership of the reserves and consequently retains control of, and in many cases participates in, the exploration and production of hydrocarbon reserves. Accordingly, operations outside the United States and estimates of reserves attributable to properties located outside the United States may be materially affected by host governments through royalty payments, export taxes and regulations, surcharges, value-added taxes, production bonuses and other charges.

                   Risks Related to the Offering and Our Stock

There is no minimum offering amount and even if all Units included in this Offering, we will not have sufficient funds to satisfy our expected expenditures related to our current projects or repay our outstanding indebtedness.

      We currently do not have the funds available to meet existing and expected expenditures related to our existing projects or to repay outstanding indebtedness over the next 12 months. Funds received in payment for the Units will be released to us upon execution of the Securities Purchase Agreement to which this Memorandum is attached. We are not required to raise any minimum amount of proceeds prior to obtaining such funds. Because there is no minimum amount of Units we must sell before accepting funds in the Offering, investors participating in the Offering will not be assured that we will have sufficient funds to execute our business plan, satisfy expected capital expenditures, repay indebtedness as it becomes due, and support operations over the next 12 months and will bear the risk that we will be unable to secure the funds necessary to meet our current and anticipated capital obligations. Even if we sell all of the Units included in this Offering, we will need to raise additional financing within the next 12 months. We can give no assurances that we will be able to do so on terms acceptable to us, if at all. If we are unable to do so, we could lose some or all of our entire ownership interest in certain of our projects and be liable for damages.

The offering price of the Units has been arbitrarily determined.

      The offering price of the Units has been arbitrarily determined by us and bears no relationship to our assets, net worth, book value, potential business operations or other recognized criteria of value. The offering price should, therefore, not be taken to be an indication of the actual value of the Company or the Units offered hereby.

Investors in this Offering will suffer immediate and substantial dilution in net tangible book value per share.

      Investors in this Offering will suffer an immediate and substantial dilution in the net tangible book value per share of the shares of our common stock contained in the Units. Net tangible book value per share of common stock is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) on a particular date, by the number of shares of common stock outstanding on such date. Dilution is the difference between the offering price of a security and the net tangible book value of that security immediately after the offering, giving effect to the receipt of net proceeds in the offering. The net tangible book value of our common stock is substantially less than the offering price of the Units. Investors in this Offering may also suffer further dilution if we sell additional equity or convertible securities following completion of this Offering.

Investors in this Offering may experience dilution of their ownership interests due to the issuance of additional shares of our Common Stock.

      We may in the future issue our previously authorized and unissued securities which will result in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue 150,000,000 shares of common stock and 5,000,000 shares of preferred stock with such designations, preferences and rights as determined by our board of directors. As of November 14, 2005 we have issued 68,639,758 shares of common stock, options to purchase an additional 5,217,540 shares of common stock, warrants to purchase an additional 15,159,893 shares of common stock, notes convertible into an additional 3,277,778 shares of common stock, and preferred stock convertible into an additional 7,100,630 shares of our common stock. Assuming the exercise or conversion, as applicable, of the all of the forgoing securities, we would have 99,395,599 outstanding shares of common stock. If all of the Units are sold in the Offering, we would be issuing an additional 21,677,778 shares of common stock and may be required to issue up to 10,838,889 additional shares of common stock upon exercise of warrants included in the Units. Issuance of these shares will substantially dilute the ownership interests of our existing stockholders. The potential issuance of such additional shares of common stock may also create downward pressure on the trading price of our common stock. We may also issue additional shares of our stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities, for capital raising purposes, or for other business purposes. This may further dilute the interests of our existing holders.

Purchasers of Units may have to bear the risk of such investment for an indefinite period of time as federal and applicable state securities laws impose substantial restrictions on the resale of the common stock.

      The Units offered hereby have not been registered under the Securities Act or any state securities or blue-sky law and constitute "restricted securities" under applicable federal securities laws. As a result, subscribers for the Units may not sell or otherwise transfer such securities except pursuant to registration under the Securities Act and any applicable state securities laws or an exemption therefrom. Because of such restrictions, a subscriber for the Units must bear the economic risks of such investment for an indefinite period of time. Although we have agreed to register the public resale of the shares of common stock and shares issuable upon exercise of the warrants included in the Units, there can be no assurance as to when such a registration statement will become effective or whether there will be a public trading market for our common stock at such time. The influx into the market of such a significant number of shares could have an adverse effect on the market prior to the Company registering the public resale of such shares.

No legal or tax advice.

      An investment in the Units may involve certain material federal and state tax consequences. Prospective investors should not rely on this Memorandum or the Securities Purchase Agreement for legal, tax or business advice. Prospective investors in the Offering should consult with their respective legal counsel, accountant or business adviser as to legal, tax and related matters concerning investment in the Units offered hereby.

There is no significant market for our common stock.

      There is no active trading market for our common stock. Our common stock is not eligible for trading on any national or regional securities exchange or the Nasdaq Stock Market. Our common stock is eligible for trading on the OTC Bulletin Board. This market tends to be substantially less liquid than national and regional securities exchanges or the Nasdaq Stock Market. We cannot provide you with any assurance that an active trading market for our common stock will develop, or if such a market develops, that it will be sustained.

Applicable SEC Rules governing the trading of "penny stocks" limits the trading and liquidity of our common stock which may affect the trading price of our common stock.

      Our common stock currently trades on the OTC Bulletin Board. Since our common stock continues to trade below $5.00 per share, our common stock is considered a "penny stock" and is subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure document explaining the penny stock market and the associated risks. Under these regulations, brokers who recommend penny stocks to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. These regulations may have the effect of restricting the ability of brokers to sell our shares of common stock which will have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

We intend to raise additional capital in the future, and such additional capital may be dilutive to stockholders or impose operational restrictions.

      We intend to raise additional capital in the future to help fund our operations through sales of shares of our common stock or securities convertible into shares of our common stock, as well as issuances of debt. Additional equity financing may be dilutive to our stockholders and debt financing, if available, may involve restrictive covenants that may limit our operating flexibility. If additional capital is raised through the issuance of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of our stockholders will be reduced. These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.

The trading price of our common stock is likely to be highly volatile.

      The trading price of our shares has from time to time fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including events described in the risk factors set forth in this report as well as our operating results, financial condition, announcements regarding our oil and gas activities, general conditions in the oil and gas exploration and development industry, and other events or factors. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the price of many small capitalization companies and that often have been unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the market price of our common stock. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

We do not intend to pay dividends in the foreseeable future.

      We have never declared or paid a dividend on our common stock. We intend to retain earnings, if any, for use in the operation and expansion of our business and, therefore, do not anticipate paying any dividends in the foreseeable future. In addition, the terms of our Series A Convertible Preferred Stock prevent us from declaring or paying any dividends on our common stock unless and until all accrued or declared and unpaid dividends on such shares have been paid in full. As a result, in the event we have retained earnings available for distribution as dividends, we must first pay any accrued or declared and unpaid dividends on any outstanding shares of Series A Convertible Preferred Stock before we pay any dividends on shares of our common stock.